Exhibit 32.1

MINORPLANET SYSTEMS USA, INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Minorplanet Systems USA, Inc. (the “Company”), on Form 10-Q for the period ended February 29, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis R. Casey, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dennis R. Casey

Dennis R. Casey
President and Chief Executive Officer
(Principal Executive Officer)
April 12, 2004